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                         REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of February 8, 2000 by and among SONIC FOUNDRY, INC., a Maryland corporation (the "Corporation"), and the persons and the entities listed below (each, an "Investor" and collectively, the "Investors"). The Corporation and the Investors are sometimes referred to herein collectively as the "Parties" or each individually as a "Party."

          WHEREAS, in connection with the Subscription Agreement of even date herewith by and among the Parties hereto (the "Subscription Agreement"), the Corporation has agreed, upon the terms and subject to the conditions of the Subscription Agreement, to issue and sell to the Investors 300,000 to 500,000 shares of Common Stock of the Corporation, par value $.01 per share (the "Shares"); and

          WHEREAS, to induce the Investors to execute and deliver the Subscription Agreement, the Corporation agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

          NOW, THEREFORE, in considerations of the premises and mutual covenants and obligations hereafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

     1.   Registration Rights.

          1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

               (a) "Additional Issuance Event" shall mean the obligation of the Corporation, in the event that the shelf registration statement for the Shares on Form S-3 is not effective within 180 days after the Closing, to deliver, monthly, until effectiveness of the registration statement, to each Investor additional Shares of Common Stock equal to 2 1/2% of the number of Shares purchased by such Investor.

               (b) "Closing" shall be deemed to have occurred as of February 14, 2000.

               (c) "Commission" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

               (d) "Common Stock" shall mean the Corporation's common stock, $.01 par value per share.
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               (e)  "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               (f) "Holder" shall mean any Person or Persons to whom Registrable Securities have been or are issued or any permitted transfers.

               (g) "Initiating Holders" shall mean any Holder or Holders of at least thirty percent (30%) of the Registrable Securities, in the aggregate.

               (h) "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, a trust, an individual, a governmental or political subdivision thereof or a governmental agency.

               (i) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement by the Commission.

               (j) "Registrable Securities" shall mean (i) all of the Shares, if the Shelf Registration Statement is not declared effective or its effectiveness lapses, and (ii) all of the shares of Common Stock delivered by the Corporation to any Investors by way of the Additional Issuance Event.

               (k) "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Corporation in complying with Sections
1.2 and 1.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Corporation, reasonable fees and disbursements of the Holders' Counsel (as hereinafter defined), "blue sky" fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Corporation which shall be paid in any event by the Corporation). Registration Expenses shall not include Selling Expenses.

               (l) "Registration Rights" shall mean the usual and customary registration rights, including two demand registration rights if called by Investors holding more than 30% of the Shares, and unlimited piggyback registration rights, in the event that the Shelf Registration is not declared effective or its effectiveness lapses.

               (m) "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

               (n) "Restricted Shares" shall mean the Shares which are held by the Investors which have not theretofore been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144.

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               (o)  "Rule 144" shall mean Rule 144 promulgated under the
Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

               (p) "Rule 145" shall mean Rule 145 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto.

               (q) "Rule 415" shall mean Rule 415 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto.

               (r) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               (s) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all reasonable fees and disbursements of counsel for the selling Holders (other than those included in Registration Expenses).

               (t) "Shelf Registration" shall mean the shelf registration statement for the Shares on Form S-3 which shall be filed by the Corporation with the SEC within 90 days and shall be declared effective within 180 days after the Closing.

          1.2  Registration on Form S-3.

               (a) Shelf Registration. The Corporation shall effect the Shelf Registration for the Shares on Form S-3. This Shelf Registration shall be filed with the SEC within 90 days, and shall be declared effective within 180 days after the Closing. Such Shelf Registration shall be continuously maintained in effect for a period not less than two years from the Closing. If necessary, the Corporation shall cause to be filed, and shall use its best efforts to have declared effective as soon as practicable following filing, additional registration statements or amendments as necessary to maintain such effectiveness for such two-year period.

               (b) Additional Issuance Event. Should the Shelf Registration not be declared effective within the 180 day period, the Corporation shall, monthly until effectiveness, on the 211th day after the Closing, and on each successive 30th day thereafter until such Registration Statement shall be declared effective, deliver to each Investor a number of additional shares of Common Stock equal to 2 1/2% of the number of Shares purchased by such Investor. If the Corporation is required to issue any additional shares of Common Stock, the Corporation shall include those additional shares of Common Stock in the Registration Statement.

          1.3 Additional Registration Rights. Should the Shelf Registration not be declared effective or should its effectiveness lapse for any reason while the Corporation has any obligation to maintain such Registration Statement, the Investors shall have Registration Rights, at the Corporation's expense, which shall include:

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               (a)  Demand Registration.

                    (i) Request for Registration. Subject to the terms hereof, the Initiating Holders may make a demand in writing for registration under the Securities Act of all or part of their Registrable Securities (the "Demand Registration"). The Holders shall be entitled to two (2) Demand Registrations. If the Corporation receives from the Initiating Holders a written request that the Corporation effect a registration under the Securities Act of Registrable Securities, the Corporation will:

                         (A)  promptly give written notice of the proposed
registration, qualification or compliance to all of the other Holders; and

                         (B)  as soon as reasonably practicable, use its best
efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable "blue sky" or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all of such Registrable Securities as are specified in such request; provided, however, that the Corporation shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.3(a)(i):

                              (i)  in any particular jurisdiction in which the
Corporation would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act; and

                              (ii)  after the Corporation has effected two (2)
such registrations pursuant to this Section 1.3(a)(i), and such registrations have been declared or ordered effective; and

                              (iii)  after the closing or until all of the
Registrable Securities are freely saleable without restrictions.

          In the event that a request for registration is made pursuant to this
Section 1.3(a)(i) but the Corporation is not obligated to effect such requested registration by virtue of the foregoing clauses (B)(i) through (B)(iii), such request shall not be deemed to be a demand for registration for purposes of this
Section 1.3(a)(i). Subject to the foregoing clauses (B)(i) through (B)(iii), the Corporation shall prepare and file a Registration Statement covering the Registrable Securities so requested to be registered immediately after receipt of the request or requests of the Initiating Holders.

                    (ii) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to Section 1.3(a)(i) hereof and the Corporation shall include such information in the written notice referred to in Section 1.3(a)(i) hereof. In such event, the right of any Holder to participate in such registration shall be conditioned upon such Holder's participation in the underwriting arrangements required by this

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Section 1.3(a)(i), and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

          The Corporation shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form (but subject to the reasonable approval of the Holders holding a majority of the Registrable Securities to be included in such underwriting) with the managing underwriter selected for such underwriting by the Holders holding a majority of the Registrable Securities to be included in such underwriting, which managing underwriter shall be reasonably acceptable to the Corporation. The Corporation and the Holders participating in such underwriting shall reasonably cooperate with any such underwriter. Notwithstanding any other provision of this Section 1.3, if the managing underwriter advises the Initiating Holders in writing that, in its good faith judgment, marketing factors require a limitation of the number of shares to be underwritten, then the Corporation shall so advise all participating Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders pro rata on the basis of the amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement shall be included in such Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Corporation may include securities for its own account (or for the account of other shareholders in accordance with the terms of this Agreement) in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

          If the number of Registrable Securities excluded from the underwriting exceeds fifty percent (50%) of the total Registrable Securities requested to be included in such underwriting by the Holders, then Holders of a majority of the Registrable Securities requested to be included in such underwriting may elect to terminate the registration.

               (b)  Unlimited Piggyback Registration Rights.

                    (i) Notice of Registration. If the Corporation at any time proposes to file a registration statement with respect to any class of equity securities, whether for its own account (other than in connection with the Registration Statement contemplated by Section 1.3(a) hereof or a registration statement on Form S-8 (or any successor or substantially similar form) relating to an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan), or a registration statement on Form S-4 (or any successor or substantially similar form) or for the account of a holder of securities of the Corporation, other than for the registration of securities for sale on a continuous or delayed basis pursuant to Rule 415, then the Corporation will:

                         (A)  promptly give to each Holder written notice
thereof at least twenty (20) days before the anticipated initial filing date of any such registration statement, and such notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such registration statement; and

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                         (B)  include in such registration statement (and any
related qualification under sky" laws or other compliance), and in any underwriting involved therein, (A) all the Registrable Securities specified in a written request or requests to be included therein, made within twenty (20) days after receipt of such written n otice from the Corporation, by any Holder.

          Subject to the underwriter limitations, if any, described in Section 1.3(b)(iii) below, each Holder shall be entitled to have its Registrable Securities included in an unlimited number of registrations pursuant to this
Section 1.3(b)(i).

          No right to registration of Registrable Securities under this Section 1.3(b)(i) shall be construed to limit any registration required under Section 1.3(a).

                    (ii) Holdback by the Corporation. If the Corporation has previously filed a Statement with respect to Registrable Securities pursuant to
Section 1.3(a), and if such previous registration has not been withdrawn or abandoned, the Corporation will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except for a registration relating solely to employee benefits plans or to a transaction under Rule 145), whether on its own behalf or at the request of any holder or holders of such securities, until a period of ninety (90) days has elapsed from the effective date of such a previous registration.

                    (iii) Underwriting. If the registration of which the Corporation gives notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(b)(i)(A). In such event the right of any Holder to registration pursuant to this Section 1.3(b) shall be conditioned upon such Holder's participation in such underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Corporation and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Corporation, but subject to the reasonable approval of Holders holding a majority of the Registrable Securities to be included in such registration. Notwithstanding any other provision of this Section 1.3(b), if the managing underwriter determines in its good faith judgment that marketing factors require limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Corporation shall so advise all Holders and the number of shares of securities that may be included in the registration and underwriting (other than in behalf of the Corporation) shall first be allocated among all Holders pro rata on the basis of the amounts of Registrable Securities held by such Holders at the time of filing of the registration statement; provided, however, unless otherwise agreed upon by the Holders of a majority of the Registrable Securities desiring to participate in the offering, in no event shall the amount of Registrable Securities of the Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering. No securities of the Corporation held by parties other than the Holders or the Corporation shall be included in any registration and underwriting to which this section applies if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will thereby be

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limited.  If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Corporation and the managing underwriter. No right to registration of Registrable Securities under this Section 1.3(b) may be exercised if such rights would be inconsistent with the rights granted to holders of Registrable Securities pursuant to the Registration Rights Agreements dated February 8, 2000 or February 17, 2000.

          1.4 Limitations on Subsequent Registration Rights. From and after the date hereof, without the approval of the Holders of a majority of the Registrable Securities, the Corporation shall not enter into any agreement granting any holder or prospective holder of any securities of the Corporation registration rights with respect to such securities unless: (a) the agreement does not allow the holder to include the securities in a registration filed under Section 1.3(b) hereof unless it would not thereby limit the number of Registrable Securities of the Holders included in the registration; and (b) the agreement does not grant rights which would delay the ability of the Holders to obligate the Corporation to file a registration statement on the Holders' behalf pursuant to Sections 1.2 or 1.3. The Corporation has not previously and shall not in the future enter into any agreement, arrangement or understanding with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

          1.5 Expenses of Registration. All Registration Expenses shall be borne by the Corporation, except as otherwise provided in Section 1.3(a)(ii). All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

          1.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Corporation pursuant to this Section 1, the Corporation will keep each Holder advised in writing as to the initiation of each registration and such amendment thereof and as to the completion thereof. At its expense the Corporation will:

               (a) Promptly prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become effective as promptly as possible and remain effective until the earlier of (i) the date which is one hundred and eighty
(180) days after the effective date of such Registration Statement and (ii) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed (the "Registration Period"); provided, however, that if, after such Registration Statement has become effective, the offering of the Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or similar order of the Commission or other governmental agency or court (other than by reason of any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit furnished in writing by a Holder to the Corporation specifically for inclusion therein), such registration will be deemed not to have been effected. Notwithstanding the foregoing, if within sixty (60) days after the effective date of the stop order, injunction or similar order of the Commission or other governmental agency or court, the same is lifted and the effectiveness of the registration is restored, the registration shall be deemed to have been effected, provided, that the Registration

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Period (i) will be tolled during the period the stop order, injunction or similar order is in effect, (ii) shall resume upon the lifting thereof and (iii) shall be extended one day for each day during the period that the stop order, injunction or similar order is in effect.

               (b) Furnish, at least five (5) business days before filing a Registration Statement that registers such Registrable Securities, a prospectus relating thereto and any amendments or supplements relating to such a Registration Statement or prospectus, to one counsel selected by the Holders (the "Holders' Counsel"), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Holders' Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances).

               (c) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective for the Registration Period, and to comply with the provisions of the Securities Act with respect to the sale and other disposition of all securities covered by such Registration Statement.

               (d) Notify in writing to the Holders' Counsel promptly (i) of the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such Registration Statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and
(iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes.

               (e) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (f) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as such Holders or underwriters may reasonably request in order to facilitate the public offering of such securities.

               (g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

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

               (h) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Registration Statement with respect to such securities becomes effective, (i) a copy addressed to Holders of the opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (in a non-underwritten offering) to the Holders requesting registration of Registrable Securities and
(ii) a copy addressed to Holders of the letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (in a non-underwritten offering) to the Holders requesting registration of Registrable Securities.

               (j) List such Registrable Securities on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Securities on the American Stock Exchange or such other national securities exchange as the Corporation shall determine, subject to the approval by the holders of a majority of the Registrable Securities included in the registration, which approval the Holders shall not unreasonably withhold.

               (k) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and the securities commission or other regulatory authority of any relevant state or other jurisdiction and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

               (l) Use its best efforts to take all other steps reasonably necessary to effect the registration of such Registrable Securities contemplated hereby.

          1.7 Indemnification.

               (a) The Corporation will indemnify each Holder; each Holder's officers, directors, employees, principals, equity holders and partners; each underwriter, broker or any other Person (other than the Corporation) acting on behalf of such Holder, and each Person (other than the Corporation) controlling such Person within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or that compliance has been effected pursuant to this Section 1, against all expenses, claims, losses, damages or liabilities,

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joint or several (or actions in respect thereof) (collectively, "Losses"), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or (i) based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, preliminary or final prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or (ii) based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation by the Corporation of the Securities Act, state securities or "blue sky" laws or any rule or regulation promulgated thereunder applicable to the Corporation in connection with any such registration, qualification or compliance (each statement, omission or violation referred to in clauses (i), (ii) and (iii) of this Section 1.7(a) being referred to as a "Violation"), and the Corporation will reimburse each such Holder, each of its officers and directors, each such underwriter, broker or other Person (other than the Corporation) acting on behalf of such Holder, and each such controlling Person (other than the Corporation) for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such Loss, provided that the Corporation will not be liable to any such Person in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission), made in conformity with written information furnished to the Corporation by an instrument duly executed by such Holder, underwriter or controlling Person and stated to be specifically for use therein or the preparation thereby.

               (b) Each Holder will, if Registrable Securities held by such Holder are included, in the securities as to which such registration, qualification or compliance is being effected, indemnify the Corporation, each of its directors and officers, each underwriter, broker or other Person acting on behalf of the Holders, and each Person who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all Losses arising out of any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, preliminary or final prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation, such Holders, such directors, officers, underwriters, brokers, other Persons acting on behalf of the Holders or control Persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, preliminary or final prospectus, offering circular or other document in conformity with written information furnished to the Corporation by an instrument duly executed by such Holder and stated to be specifically for use therein or the preparation thereby. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the aggregate proceeds received by such Holder from the sale of Registrable Securities in such registration.

               (c)  Each Person entitled to indemnification under this Section
1.7 (the "Indemnified Party") shall give notice to the Party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim

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

as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 1.7 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. If (i) the Indemnifying Party shall have failed to assume the defense of such claim and to employ counsel reasonably satisfactory to the Indemnified Party in a timely manner or (ii) in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such claim, the fees and expenses of any counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party; provided that, if the Indemnifying Party is obligated to pay the fees and expenses of counsel for other Indemnified Parties, such Indemnifying Party shall be obligated to pay only the fees and expenses associated with one attorney or law firm for the Indemnified Parties, unless there exists a conflict of interest or separate and different defenses among the Indemnified Parties. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, claim, damage, liability or action referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amounts paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the maximum amount which any Holder shall be required to contribute pursuant to this Section 1.7(d) shall be limited to an amount equal to the net proceeds actually received by such Holder from the sale of Registrable Securities effected pursuant to such registration.

          1.8 Information by Holder. The Holders of securities included in any registration shall furnish to the Corporation in writing such information regarding such Holders, the Registrable Securities held by such Holders and the distribution proposed by such Holders as the Corporation may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

          1.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Corporation agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Corporation becomes subject to the reporting requirements of the Securities Act or the Exchange Act.

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

               (c) So long as a Holder owns any Registrable Securities to furnish to the Holder forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents of the Corporation and other information in the possession of or reasonably obtainable by the Corporation as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration. The Corporation will take action reasonably requested by a Holder to facilitate the transfer of Registrable Securities pursuant to Rule 144.

          1.10 Transfer of Registration Rights. Any Holder may assign its rights hereunder to any purchaser of the Registrable Securities; provided, that immediately after the transfer the further disposition of any of the securities is restricted by the Securities Act; and provided further, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as the seller or transferor hereunder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement applicable to the seller or transferor.

     2.  Miscellaneous.

          2.1 Governing Law; Submission to Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein, without regard to principles of the conflict of laws thereof.

               (b) Each Party hereto hereby agrees that any suit or judgment entered by any court in respect thereof may be brought to the extent permitted by applicable law in the State of New York, County of Manhattan or in any United States District Court for the District of the State of New York, as the Party commencing such suit, action or proceeding may elect in its sole discretion; and each Party hereto hereby irrevocably submits to the jurisdiction of such courts and any appellate court or body thereof for the purpose of any suit, action, proceeding or judgment (and waives for such purpose any other preferential jurisdiction by reason of its present of future domicile or otherwise).

               (c) Each Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the State of New York, County of Manhattan or in any United States District Court for the District of the State of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          2.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Holder, and the closing of the transactions contemplated hereby.

          2.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto.

          2.4 Entire Agreement. This Agreement and the Subscription Agreement contain the entire understanding and agreement of the Parties with respect to the subject matter hereof and thereof. This Agreement and the Subscription Agreement supersede all prior agreements and understandings among the Parties hereto with respect to the subject matter hereof.

          2.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by certified or registered mail, postage prepaid, return receipt requested, by courier or facsimile (provided confirmation of transmission is mechanically generated and kept on file by the sending party), addressed (a) if to any Holder, at such Holder's address as set forth in the Corporation's records, or at such other address as such Holder shall have furnished to the Corporation in writing with copies to CEUT at 10 East 50th Street, 20th Floor, New York, NY 10022, Attention: Steven P. Novak, (b) if to the Corporation, at 754 Williamson Street, Madison, WI 53703, Attention: Rimas P. Buinevicius, or at such other address as the Corporation shall have furnished to such Holders in writing. Notices that are mailed shall be deemed to have been given five days after deposit in the United States mail and notices delivered personally, by facsimile or by courier shall be deemed to have been given upon delivery to recipient's address.

          2.6 Delays or Omissions. No failure or delay by any Holder in exercising any right, power or privilege hereunder and no course of dealing between the Corporation, on the one hand, and any Holder, on the other hand, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically or to recover damages or to exercise any other remedy available to it at law or in equity. The foregoing rights and remedies shall be cumulative and the exercise of any right or remedy provided herein shall not preclude any Person from exercising any other right or remedy provided herein. The Corporation agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. No notice to or demand on the Corporation in any case shall entitle the Corporation to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Holder to any other or further action in any circumstances without notice or demand. Each covenant contained herein shall operate independently of any other covenant contained herein.

          2.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          2.8 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable the remainder of this Agreement and application of such provision to Persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto, the parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          2.9 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                         COUNTERPART SIGNATURE PAGE TO
                         REGISTRATION RIGHTS AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

                                    CORPORATION:

                                    SONIC FOUNDRY, INC.

                                    By:
                                       -------------------------
                                    Name:
                                    Title:

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

                                    INVESTORS:




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